Exhibit 99
Stem Announces First Quarter 2026 Results
PowerTrackTM software revenue up 16% YoY
Software, services, and edge hardware revenue up 4% YoY to $29M
Achieved fourth consecutive quarter of positive adjusted EBITDA
Reaffirming full year 2026 financial and operating guidance across all metrics

HOUSTON – May 6, 2026 – Stem, Inc. (“Stem,” “we” or the “Company”) (NYSE: STEM), a global leader reimagining technology to support the energy transition, announced today its results for the quarter ended March 31, 2026.
Financial Highlights
•Revenue of $29.0 million, down 11% from $32.5 million in 1Q25
•Software, services, and edge hardware revenue of $29.0 million, up 4% from $28.0 million in 1Q25
•GAAP gross profit of $10.9 million, up from $10.5 million in 1Q25
•Non-GAAP gross profit of $15.2 million, up from $14.8 million in 1Q25
•GAAP gross margin of 38%, up from 32% in 1Q25
•Non-GAAP gross margin of 52%, up from 46% in 1Q25
•Net loss of $18.9 million versus net loss of $25.0 million in 1Q25
•Adjusted EBITDA of $2.0 million versus $(4.6) million in 1Q25
•Operating cash flow of $(8.3) million versus $8.5 million in 1Q25
•Ended 1Q26 with $36.6 million in cash and cash equivalents versus $48.9 million in 4Q25

Operating Highlights
•Bookings of $26.5 million versus $32.7 million in 4Q25
•Contracted backlog of $23.0 million versus $21.3 million at the end of 4Q25
•Storage operating assets under management (“AUM”) of 1.7 gigawatt hours (“GWh”), sequentially flat
•Solar operating AUM of 37.5 gigawatts (“GW”) up 4% sequentially
•Contracted annual recurring revenue (“CARR”) of $67.2 million, flat from the end of 4Q25
•Annual recurring revenue (“ARR”) of $61.2 million, a slight increase sequentially

“Our first quarter 2026 performance demonstrated that the operational discipline and margin profile we established in 2025 are proving durable,” stated Arun Narayanan, Chief Executive Officer of Stem. “Delivering positive adjusted EBITDA in our seasonally lightest-revenue quarter, combined with strong gross margins and continued PowerTrack momentum, underscores the strength of our execution and gives us confidence in our outlook. We continue to make meaningful progress against all three of our 2026 strategic priorities: driving operational leverage, strengthening our core business, and building the foundation for growth. Based on that progress, we are reaffirming our full year 2026 guidance across all metrics.”

“Our first quarter results demonstrate continued operating leverage in the business and the sustainable benefits of our software-focused strategy,” stated Brian Musfeldt, Chief Financial Officer of Stem. “We delivered record non-GAAP gross margins of 52% and our fourth consecutive quarter of positive adjusted EBITDA, driven by continued software revenue growth and the lasting benefits of the efficiency improvements we implemented in 2025. We remain well-positioned to execute against our full-year 2026 plan and are confident in delivering on our full year 2026 financial and operating commitments.”

Key Financial Results and Operating Metrics
($ in millions, unless otherwise noted)

	Three Months Ended March 31,
	2026	2025
Key Financial Results
Revenue	$29.0	$32.5
GAAP Gross Profit (Loss)	$10.9	$10.5
GAAP Gross Margin (%)	38%	32%
Non-GAAP Gross Profit*	$15.2	$14.8
Non-GAAP Gross Margin (%)*	52%	46%
Net Income (Loss)	$(18.9)	$(25.0)
Adjusted EBITDA*	$2.0	$(4.6)

Key Operating Metrics
Bookings	$26.5	$34.5
Contracted Backlog**	$23.0	$25.3
CARR**	$67.2	$69.0
ARR**	$61.2	$56.9
Solar Operating AUM (in GW)**	37.5	32.4
Storage Operating AUM (in GWh)**	1.7	1.6
* Non-GAAP financial measures. See the section below titled “Use of Non-GAAP Financial Measures” for details and the section below titled “Reconciliations of Non-GAAP Financial Measures” for reconciliations.
** At period end.
First Quarter 2026 Financial and Operating Results
Financial Results
Revenue decreased 11% year-over-year to $29.0 million, versus $32.5 million in the first quarter of 2025 due to significantly reduced battery hardware sales. Revenue from software, services, and edge hardware was $29.0 million for first quarter 2026, up 4% from $28.0 million for the first quarter 2025, driven by 16% year-over-year growth in PowerTrack software revenue.
GAAP gross profit was $10.9 million, or 38%, versus $10.5 million, or 32%, in the first quarter of 2025. The year-over-year increase in GAAP gross profit ($) and GAAP gross margin (%) was due to reduced costs and increased higher-margin software, services, and edge hardware sales and significantly decreased lower-margin battery hardware sales.
Non-GAAP gross profit was $15.2 million, or 52%, versus $14.8 million, or 46%, in the first quarter of 2025. The year-over-year increase in non-GAAP gross profit ($) and non-GAAP gross margin (%) was again due to increased higher-margin software, services, and edge hardware sales and significantly decreased lower-margin battery hardware sales.
Net loss was $18.9 million versus the first quarter 2025 net loss of $25.0 million. The year-over-year improvement was primarily driven by significantly lower operating expenses.
Adjusted EBITDA was $2.0 million, up significantly compared to $(4.6) million in the first quarter of 2025. The material improvement and achievement of positive quarterly adjusted EBITDA was primarily driven by significantly lower operating expenses.
The Company ended the first quarter with $36.6 million in cash and cash equivalents, versus $48.9 million reported at the end of the fourth quarter of 2025.

Operating Results
Bookings were $26.5 million in the first quarter of 2026, compared to $32.7 million in the fourth quarter of 2025 due to typical first quarter seasonality.
Contracted backlog was $23.0 million at the end of the first quarter of 2026 compared to $21.3 million at the end of the fourth quarter of 2025.
CARR was $67.2 million at the end of the first quarter of 2026, flat versus the end of the fourth quarter of 2025.
ARR increased slightly to $61.2 million at the end of the first quarter of 2026 from $61.1 million at the end of the fourth quarter of 2025. PowerTrack ARR increased 2% sequentially to $41.7 million in the first quarter from $40.7 million at the end of the fourth quarter of 2025. Managed services ARR decreased 4% sequentially to $19.5 million from $20.4 million at the end of the fourth quarter of 2025.
Solar operating AUM increased 4% sequentially to 37.5 GW for the first quarter of 2026. Storage operating AUM was sequentially flat at 1.7 GWh for the quarter.
The following table provides a summary of contracted backlog at the end of the first quarter, and includes only hardware and non-recurring services contracts, compared to backlog at the end of the fourth quarter of 2025 ($ in millions):

End of 4Q25	$21.3
Add: Bookings	15.0
Less: Hardware revenue	(10.6)
Project and professional services revenue	(2.3)
Amendments/Cancellations	(0.4)
End of 1Q26	$23.0

Business Updates

•On March 4, 2026, the Company announced that its PowerTrack Energy Management System (“EMS”) had been selected to support Everyray GmbH’s 90 MWh utility-scale battery energy storage system (“BESS”) in Kölsa, Germany, and a 10 MWh BESS in Elsterwerda, Germany. Together, the projects further expand Stem’s presence in the German market and reinforce PowerTrack’s role as the control system for sophisticated, utility-scale storage deployments across Europe. Commercial operations are expected to commence in summer 2026.

•On April 28, 2026, the Company announced it acquired the software assets of raicoon GmbH, a Vienna-based provider of automated fault detection and event management for solar asset performance. The acquisition enhances Stem’s PowerTrack platform by improving how operational data is analyzed and translated into action, helping customers identify, prioritize, and resolve performance issues more quickly across their renewable energy portfolios.

•On April 30, 2026 the Company announced a co-marketing agreement with Nuvation Energy, a North American provider of battery management and energy control solutions, to jointly promote a fully North American-made BESS control stack. The agreement will bring together Stem’s PowerTrack EMS and Unit Controller with Nuvation’s Battery Management System, to create an integrated control layer designed to meet growing demand for secure, compliant, and domestically sourced energy infrastructure.

Outlook
The Company is reaffirming its full-year 2026 guidance as follows ($ millions, unless otherwise noted):

Revenue	$140 - $190
Software, services, & edge hardware	$130 - $150
Battery hardware resale	Up to $40

Non-GAAP Gross Margin (%)*	40% - 50%

Adjusted EBITDA*	$10 - $15

Operating Cash Flow	$0 - $10

Year end ARR**	$65 - $70

* See the section below titled “Reconciliations of Non-GAAP Financial Measures” for information regarding why Stem is unable to reconcile non-GAAP Gross Margin and adjusted EBITDA guidance to their most comparable financial measures calculated in accordance with GAAP.
** See below for definitions.
Some Factors Affecting our Business and Operations
The Company is subject to risk and exposure from the evolving macroeconomic, regulatory, geopolitical and business environment, including uncertainty regarding the effects of the One Big Beautiful Bill (OBBB) on our business and that of our suppliers and customers, the effects of increased import tariffs and retaliatory trade policies, global inflationary pressures and interest rates, potential economic slowdowns or recessions, government shutdowns, and geopolitical pressures, including the wars in Ukraine and the Middle East, as well as tensions between China and the United States, and uncertainty around other current and future trade policies and other regulations. We regularly monitor and attempt to mitigate the direct and indirect effects of these circumstances on our business and financial results, although there is no guarantee of the extent to which we will be successful in these efforts.
Use of Non-GAAP Financial Measures
In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), this earnings press release contains the following non-GAAP financial measures: adjusted EBITDA, non-GAAP gross profit and non-GAAP gross margin.

We use these non-GAAP financial measures for financial and operational decision-making and to evaluate our operating performance and prospects, develop internal budgets and financial goals, and facilitate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our operating performance, such as stock-based compensation and other non-cash charges, as well as discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results, to the extent that competitors define these metrics in the same manner that we do. We believe these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by investors and analysts to help them analyze the health of our business. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. For reconciliation of adjusted EBITDA and non-GAAP gross profit and margin to their most comparable GAAP measures, see the section below entitled “Reconciliations of Non-GAAP Financial Measures.”
Definitions of Non-GAAP Financial Measures
We define adjusted EBITDA as net income (loss) attributable to Stem before depreciation and amortization, including amortization of internally developed software, interest expense, further adjusted to exclude stock-based compensation and other income and expense items, including change in fair value of warrant liability, and income tax provision or benefit. The expenses and other items that we exclude in our calculation of adjusted EBITDA may differ from the expenses and other items, if any, that other companies exclude when calculating adjusted EBITDA.

We define non-GAAP gross profit as gross profit excluding amortization of capitalized software, and impairments related to decommissioning of end-of-life systems. Non-GAAP gross margin is defined as non-GAAP gross profit (loss) as a percentage of revenue.
See also the section below entitled “Reconciliations of Non-GAAP Financial Measures.”
Conference Call Information
Stem will hold a conference call to discuss this earnings press release and business outlook on Wednesday, May 6, 2026, beginning at 5:00 p.m. Eastern Time. The conference call and accompanying slides may be accessed via a live webcast on a listen-only basis on the Events & Presentations page of the Investor Relations section of the Company’s website at https://investors.stem.com/events-and-presentations. The call can also be accessed live over the telephone by dialing (877) 407-3982, or for international callers, (201) 493-6780 and referencing Stem. An audio replay will be available shortly after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671. The passcode for the replay is 13757929. The replay will be available until Saturday, June 6, 2026. An archive of the webcast will be available shortly after the call on Stem’s website at https://investors.stem.com/overview for 12 months following the call.
About Stem
Stem (NYSE: STEM) is a global leader reimagining technology to support the energy transition. We turn complexity into clarity and potential into performance.

Stem helps asset owners, operators, and energy stakeholders unlock the full value of their portfolios by enabling the intelligent development, deployment, and operation of clean energy assets. Stem’s integrated software suite, PowerTrack™, is the industry-standard and best-in-class platform for asset monitoring and optimization and is backed by expert professional and managed services, all delivered under one roof. Designed to address complex energy challenges seamlessly, our technology transforms raw data into clear, actionable insights, providing the visibility and intelligence needed to drive performance. With projects across 55 countries, customers have trusted Stem for nearly 20 years to maximize the value of their clean energy investments.
Driven by human and artificial intelligence, Stem is unlocking energy intelligence. Learn more at stem.com.

Forward-Looking Statements
This earnings press release, as well as other statements we make, contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “believe,” “predict,” “plan,” “potential,” “projected,” “projections,” “forecast,” “estimate,” “intend,” “anticipate,” “ambition,” “goal,” “target,” “think,” “should,” “could,” “would,” “will,” “hope,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and operating performance, guidance, targets and other forecasts or expectations regarding, or dependent on, our business outlook and strategy and expectations around our software-centric business; our ability to secure sufficient and timely inventory from suppliers; our ability to meet contracted customer demand; our ability to manage manufacturing or delivery delays; our ability to manage our supply chain and distribution channels; our acquisitions, joint ventures, partnerships and other alliances; forecasts or expectations regarding energy transition and global climate change; the integration and optimization of energy resources; our business strategies and those of our customers; our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the effects of natural disasters and other events beyond our control; the impacts of the One Big Beautiful Bill Act (“OBBB”) on our business and that of our customers; the direct or indirect effects on our business of macroeconomic factors and geopolitical instability, such as the wars in Ukraine and the Middle East; and our outlook and future results of operations, including revenue, adjusted EBITDA and other metrics. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements, including but not limited to our inability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; including from our cost reduction, workforce reduction and restructuring efforts; our inability to successfully execute on our new software-centric strategy; the effects of the OBBB on our business and that of our customers; our inability to secure sufficient and timely inventory from our suppliers, as well as contracted quantities of equipment; our inability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, high interest rates, changes in monetary policy, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, government shutdowns, and instability in financial institutions; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the wars in Ukraine and the Middle East; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in this release and in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, our actual results or outcomes, or the timing of these results or outcomes, may vary materially from those reflected in our forward-looking statements. Forward-looking statements and other statements in this release regarding our environmental, social, and other sustainability plans and goals are not an indication that these statements are necessarily material to the Company, investors, or other stakeholders, or required to be disclosed in our filings under U.S. securities laws or any other laws or requirements applicable to the Company. In addition, historical, current, and forward-looking environmental, social, and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements in this earnings press release are made as of the date of this release, and the Company disclaims any intention or obligation to update publicly or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Stem Investor Contacts
Erin Reed, Stem
Marc Silverberg, ICR
IR@stem.com

Stem Media Contacts
Tatjana Legans, Stem
press@stem.com

Source: Stem, Inc.

STEM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$36,586	$48,915
Accounts receivable, net of allowances of $3,889 and $3,893 as of March 31, 2026 and December 31, 2025, respectively	33,345	38,353
Inventory	5,698	4,587
Assets held for sale	1,363	—
Other current assets	8,303	8,236
Total current assets	85,295	100,091
Energy storage systems, net	36,238	43,925
Contract origination costs, net	7,205	7,466
Intangible assets, net	117,286	123,028
Operating lease right-of-use assets	11,284	9,571
Other noncurrent assets	24,572	24,806
Total assets	$281,880	$308,887
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,084	$10,310
Accrued liabilities	25,667	26,875
Accrued payroll	5,136	9,131
Financing obligation, current portion	13,198	13,792
Deferred revenue, current portion	42,783	43,625
Other current liabilities	7,399	6,832
Total current liabilities	101,267	110,565
Deferred revenue, noncurrent	83,030	85,251
Asset retirement obligation	4,365	4,349
Convertible notes, noncurrent	183,800	183,594
Senior secured notes, noncurrent	134,266	128,796
Financing obligation, noncurrent	26,659	29,590
Warrant liability	2,710	5,121
Lease liabilities, noncurrent	11,000	9,860
Other liabilities	664	820
Total liabilities	547,761	557,946

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized as of March 31, 2026 and December 31, 2025; zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 250,000,000 and 250,000,000 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 8,567,751 and 8,489,540 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	1,241,228	1,239,263
Accumulated other comprehensive income	179	41
Accumulated deficit	(1,507,672)	(1,488,747)
Total Stem stockholders’ deficit	(266,264)	(249,442)
Non-controlling interests	383	383
Total stockholders’ deficit	(265,881)	(249,059)
Total liabilities and stockholders’ deficit	$281,880	$308,887

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue
Services and other revenue	$18,674	$17,721
Hardware revenue	10,326	14,791
Total revenue	29,000	32,512
Cost of revenue
Cost of services and other	11,944	11,413
Cost of hardware	6,197	10,561
Total cost of revenue	18,141	21,974
Gross profit	10,859	10,538
Operating expenses:
Sales and marketing	6,517	6,792
Research and development	6,575	11,328
General and administrative	8,666	13,566
Impairment of assets held for sale	3,315	—
Total operating expenses	25,073	31,686
Loss from operations	(14,214)	(21,148)
Other expense, net:
Interest expense	(7,359)	(4,290)
Change in fair value of warrant liability	2,411	—
Other income, net	349	496
Total other expense, net	(4,599)	(3,794)
Loss before provision for income taxes	(18,813)	(24,942)
Provision for income taxes	(112)	(58)
Net loss	$(18,925)	$(25,000)

Net loss per share attributable to common stockholders, basic and diluted	$(2.22)	$(3.05)

Weighted-average shares used in computing net loss per share to common stockholders, basic and diluted	8,517,041	8,194,490

STEM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(18,925)	$(25,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	10,481	10,996
Non-cash interest expense, including interest expenses associated with debt issuance costs	383	289
Stock-based compensation	2,047	4,317
Change in fair value of warrant liability	(2,411)	—
Non-cash lease expense	625	679
Accretion of asset retirement obligations	57	60
Impairment loss of energy storage systems	33	—
Gain on disposal and abandonment of property, plant and equipment	(39)	—
Impairment loss of project assets	4	699
Impairment of assets held for sale	3,315	—
Provision for credit losses on accounts receivable	—	78
Other	37	63
Changes in operating assets and liabilities:
Accounts receivable	5,008	24,351
Inventory	(1,111)	2,084
Other assets	171	2,025
Contract origination costs, net	(241)	(324)
Project assets	(4)	(1,516)
Accounts payable	(3,265)	(10,538)
Accrued expenses and other liabilities	(629)	3,861
Deferred revenue	(3,063)	(3,046)
Lease liabilities	(790)	(542)
Net cash (used in) provided by operating activities	(8,317)	8,536
INVESTING ACTIVITIES
Purchase of energy storage systems	—	(7)
Capital expenditures on internally-developed software	(1,346)	(3,583)
Net cash used in investing activities	(1,346)	(3,590)
FINANCING ACTIVITIES
Repayment of financing obligations	(2,805)	(2,819)
Net cash used in financing activities	(2,805)	(2,819)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	139	158
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,329)	2,285
Cash, cash equivalents and restricted cash, beginning of year	50,701	58,085
Cash, cash equivalents and restricted cash, end of period	$38,372	$60,370

RECONCILIATION OF CASH, CASH EQUIVALENTS, AND RESTRICTED CASH WITHIN THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$36,586	$58,584
Restricted cash included in other noncurrent assets	1,786	1,786
Total cash, cash equivalents, and restricted cash	$38,372	$60,370

STEM, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The following table provides a reconciliation of adjusted EBITDA to net loss:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net loss	$(18,925)	$(25,000)
Adjusted to exclude the following:
Depreciation and amortization (1)	10,518	11,695
Interest expense	7,359	4,290
Stock-based compensation	2,047	4,317
Change in fair value of warrant liability	(2,411)	—
Impairment of assets held for sale	3,315	—
Provision for income taxes	112	58
Other (income) expenses	(15)	13
Adjusted EBITDA	$2,000	$(4,627)
Adjusted EBITDA, as used in the Company's full-year 2026 guidance, is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile projected adjusted EBITDA to net loss, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, because the Company is unable to predict with a reasonable degree of certainty its change in stock-based compensation expense, depreciation and amortization expense, and other items that may affect net loss. The unavailable information could have a significant effect on the Company’s full-year 2026 GAAP financial results.
(1) Depreciation and amortization reflects depreciation and amortization expense, impairment loss of energy storage systems, and impairment loss of project assets.

The following table provides a reconciliation of non-GAAP gross profit and margin to GAAP gross profit and margin ($ in millions):

	Three Months Ended March 31,
	2026	2025
Revenue	$29.0	$32.5
Cost of revenue	(18.1)	(22.0)
GAAP gross profit	10.9	10.5
GAAP gross margin (%)	38%	32%

Adjustments to Gross Margin:
Amortization of capitalized software & developed technology	4.3	4.3
Non-GAAP gross profit	$15.2	$14.8
Non-GAAP gross margin (%)	52%	46%
Non-GAAP gross margin as used in the Company's full-year 2026 guidance, is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile projected non-GAAP gross margin to GAAP gross margin, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its change in amortization of capitalized software, impairments, and other items that may affect GAAP gross margin. The unavailable information could have a significant effect on the Company’s full-year 2026 GAAP financial results.

Key Definitions:

Item	Definition
ARR	Annualized value from operating customer subscription contracts, including solar software, storage software & recurring managed services, and any recurring professional services contracts.
Bookings	Total value of executed customer purchase orders, as of the end of the relevant period (e.g. quarterly bookings or annual bookings). Customer purchase orders are typically executed three to six months ahead of hardware installation. The booking amount includes (1) hardware revenue, which is typically recognized at delivery of the energy storage hardware system and/or edge device to the customer, and (2) services revenue, which represents total nominal software and services contract value recognized ratably over the contract period.
Battery Hardware Resale Revenue	Sales of energy storage systems.
CARR	Annualized value from Stem customer subscription contracts with executed purchase orders signed in the period for systems that are not yet operating, and all operating Stem customer subscription contracts, including solar software, storage software & recurring managed services, and some recurring professional services contracts.
Contracted Backlog
Total value of hardware and non-recurring services bookings with executed purchase orders in dollars, as reflected on a specific date. Backlog increases as new purchase orders are executed (bookings) and decreases as hardware is delivered and recognized as revenue and as services are provided.

Edge Hardware	Sales of edge device hardware to aid in the collection of site data and the real-time operation and control of a site.
Operating Cash Flow	Net cash provided by (used in) operating activities. Does not represent the change in balance sheet cash which will be further impacted by investing and financing activities.
Project and Professional Services Revenue	Full lifecycle energy services including development and engineering, procurement and integration, performance and operations support, and revenue tied to Development Company investments.
Solar Operating AUM	Total GW of solar systems in operation.
PowerTrack Software Revenue	Recurring SaaS revenue from PowerTrack software.
Storage Operating AUM	Total GWh of energy storage systems in operation.
Managed Services Revenue	Includes (1) recurring revenue related to the operation and optimization of energy storage and hybrid portfolios managed by Stem and (2) Host Customer recurring and merchant revenues.